EXHIBIT 99.1



                                     FORM OF
                       FINANCIAL GUARANTY INSURANCE POLICY


[CERTIFICATE GUARANTY INSURER]

TRUST:           As described in             Policy No.:  [             ]
                 Endorsement No. 1           Date of Issuance:  [             ]

CERTIFICATES:    $[             ]
                 Original Principal Amount,
                 Saxon Asset Securities Company
                 Asset Backed Certificates
                 Series 199[_]-[_], Class [   ]

         [CERTIFICATE GUARANTY INSURER] (the "Certificate Guaranty Insurer"), for consideration received, hereby UNCONDITIONALLY AND IRREVOCABLY GUARANTEES to the Trustee for the benefit of each Holder, subject only to the terms of this Policy (which includes each endorsement hereto), the full and complete payment of Guaranteed Distributions with respect to the Certificates of the Trust referred to above.

         For the further protection of each Holder, the Certificate Guaranty Insurer irrevocably and unconditionally guarantees payment of the amount of any distribution of principal or interest with respect to the Certificates made during the Term of this Policy to such Holder that is subsequently avoided in whole or in part as a preference payment under applicable law.

         Payment of any amount required to be paid under this Policy will be made following receipt by the Certificate Guaranty Insurer of notice as described in Endorsement No. 1 hereto.

         The Certificate Guaranty Insurer shall be subrogated to the rights of each Holder to receive distributions with respect to each Certificate held by such Holder to the extent of any payment by the Certificate Guaranty Insurer hereunder.

         Except to the extent expressly modified by Endorsement No. 1 hereto, the following terms shall have the meanings specified for all purposes of this Policy. "Holder" means the registered owner of any Certificate as indicated on the registration books maintained by or on behalf of the Trustee for such purpose or, if the Certificate is in bearer form, the holder of the Certificate. "Trustee," "Guaranteed Distributions" and "Term of this Policy" shall have the meanings set forth in Endorsement No. 1 hereto.

         This Policy sets forth in full the undertaking of the Certificate Guaranty Insurer, and shall not be modified, altered or affected by any other agreement or instrument, including any modification or amendment thereto. Except to the extent expressly modified by an endorsement hereto, the premiums paid in respect of this Policy are nonrefundable for any reason whatsoever. This Policy may not be canceled or revoked during the Term of this Policy. An acceleration payment shall not be due under this Policy unless such acceleration is at the sole option of the Certificate Guaranty Insurer. [THIS POLICY IS NOT COVERED BY THE PROPERTY/CASUALTY INSURANCE SECURITY FUND SPECIFIED IN ARTICLE 76 OF THE NEW YORK INSURANCE LAW.]

         In witness whereof, the Certificate Guaranty Insurer has caused this Policy to be executed on its behalf by its Authorized Officer.

                                     [CERTIFICATE GUARANTY INSURER]



                                      By
                                               Authorized Officer

[ADDRESS OF CERTIFICATE GUARANTY INSURER]
[(   )   -    ]

                              ENDORSEMENT NO. 1 TO
                       FINANCIAL GUARANTY INSURANCE POLICY


[NAME OF CERTIFICATE GUARANTY INSURER]

TRUST:            Established pursuant to the Trust Agreement dated as of
                  [             ], 199[ ] among Saxon Asset Securities Company,
                  as Seller, [             ], as Master Servicer, and
                  [             ], as Trustee

POLICY NO.:       [             ]

CERTIFICATES:     $[             ] Original Principal Amount, Saxon Asset
                  Securities Company Asset Backed Certificates, Series
                  199[_]-[_], Class [    ] Certificates

DATE OF
ISSUANCE:         [             ], 199[_]

         The obligation of the Certificate Guaranty Insurer under this Policy is subject to the following conditions and agreements (the "Conditions"):

                  1. Definitions. For all purposes of this Policy, the terms specified below shall have the meanings or constructions provided below. Capitalized terms used herein and not otherwise defined herein shall have the meanings provided in the Trust Agreement unless the context shall otherwise require.

                  "Business Day" means any day other than (i) a Saturday or Sunday, or (ii) a day on which banking institutions in the City of New York, New York or [ ] are authorized or obligated by law or executive order to be closed.

                  "Guaranteed   Distributions"   means,  with  respect  to  each
Distribution Date, [principal and interest due on the Class [ ] Certificates on such Distribution Date (other than Non-Supported Interest Shortfalls and Relief Act Shortfalls allocated to the Class [ ] Certificates).] Guaranteed Distributions shall not include, nor shall coverage be provided under this Policy in respect of, any taxes, withholding or other charge imposed by any governmental authority.

                  "Policy" means this Financial Guaranty Insurance Policy and includes each endorsement hereto.

                  "Receipt" and "Received" mean actual delivery to the Certificate Guaranty Insurer and to the Fiscal Agent (as defined below), if any, at or prior to 12:00 noon, New York City time, on a Business Day. Delivery either on a day that is not a Business Day, or after 12:00 noon, New York City time, on a Business Day shall be deemed to be Received on the next succeeding Business Day. If any notice or certificate given hereunder by the Trustee is not in proper form or is not properly completed, executed or delivered, it shall be deemed not to have been Received, and the Certificate Guaranty Insurer or its Fiscal Agent, if any, shall promptly so advise the Trustee (in which case the Trustee may submit an amended notice or certificate).

                  "Standard Terms" means the [ ] 199[_]-[_] Edition of the Standard Terms to Trust Agreement, Saxon Asset Securities Company Asset Backed Certificates.

                  "Term of this Policy" means the period from and including the Date of Issuance to and including the date on which (i) the principal balance or notional balance, as the case may be, of all the Certificates is zero, (ii) any period during which any payment on the Certificates could have been avoided in whole or in part as a preference payment under applicable bankruptcy, insolvency, receivership or similar law has expired, and (iii) if any proceedings requisite to avoidance as a preference payment have been commenced prior to the occurrence of (i) and (ii), a final and non-appealable order in resolution of each such proceeding has been entered.

                  "Trust Agreement" means the Trust Agreement dated as of [ ], 199[_] among Saxon Asset Securities Company, as Seller, [ ], as Master Servicer, and [ ], as Trustee, together with the Standard Terms.

                  "Trustee" means [ ] in its capacity as Trustee under the Trust Agreement and any successor in such capacity.

                  2. Notices and Conditions to Payment in Respect of Guaranteed Distributions. Following Receipt by the Certificate Guaranty Insurer of a notice and certificate from the Trustee in the form attached as Exhibit A to this Endorsement, the Certificate Guaranty Insurer will pay any amount payable hereunder in respect of Guaranteed Distributions out of the funds of the Certificate Guaranty Insurer on the later to occur of (i) 12:00 noon, New York City time, on the second Business Day following such Receipt; and (ii) 12:00 noon, New York City time, on the Distribution Date to which such claim relates. Payments due hereunder in respect of Guaranteed Distributions will be disbursed by wire transfer of immediately available funds to the Policy Payments Account established pursuant to the Trust Agreement or, if no such Policy Payments Account has been established, to the Trustee.

                  The Certificate Guaranty Insurer shall be entitled to pay any amount hereunder in respect of Guaranteed Distributions, whether or not any notice and certificate shall have been Received by the Certificate Guaranty Insurer as provided above. The Certificate Guaranty Insurer's obligations hereunder in respect of Guaranteed Distributions shall be discharged to the extent funds are disbursed by the Certificate Guaranty Insurer as provided herein whether or not such funds are properly applied by the Trustee.

                  3. Notices and Conditions to Payment in Respect of Guaranteed Distributions Avoided as Preference Payments. If any Guaranteed Distribution is avoided as a preference payment under applicable bankruptcy, insolvency, receivership or similar law, the Certificate Guaranty Insurer will pay such amount out of the funds of the Certificate Guaranty Insurer on the later of (i) the date when due to be paid pursuant to the Order referred to below or (ii) the first to occur of (A) the fourth Business Day following Receipt by the Certificate Guaranty Insurer from the Trustee of (1) a certified copy of the order of the court or other governmental body which exercised jurisdiction to the effect that the relevant Certificateholder is required to return principal or interest distributed with respect to the Certificate during the Term of this Policy because such distributions were avoidable as preference payments under applicable bankruptcy law (the "Order"), (2) a certificate of the relevant Certificateholder that the Order has been entered and is not subject to any stay and (3) an assignment duly executed and delivered by the relevant Certificateholder, in such form as is reasonably required by the Certificate Guaranty Insurer and provided to the relevant Certificateholder by the Certificate Guaranty Insurer, irrevocably assigning to the Certificate Guaranty Insurer all rights and claims of the relevant Certificateholder relating to or arising under the Certificate against the debtor which made such preference payment or otherwise with respect to such preference payment or (B) the date of Receipt by the Certificate Guaranty Insurer from the Trustee of the items referred to in clauses (1), (2) and (3) above if, at least four Business Days prior to such date of Receipt, the Certificate Guaranty Insurer shall have Received written notice from the Trustee that such items were to be delivered on such date and such date was specified in such notice. Such payment shall be disbursed to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order and not to the Trustee or any Certificateholder directly (unless a Certificateholder has previously paid such amount to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Order, in which case such payment shall be disbursed to the Trustee for distribution to such Certificateholder upon proof of such payment reasonably satisfactory to the Certificate Guaranty Insurer). In connection with the foregoing, the Certificate Guaranty Insurer shall have the rights provided pursuant to Section [___] of the Trust Agreement.

                  4. Governing Law. This Policy shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflict of laws principles thereof.

                  5. Fiscal Agent. At any time during the Term of this Policy, the Certificate Guaranty Insurer may appoint a fiscal agent (the "Fiscal Agent") for purposes of this Policy by written notice to the Trustee at the notice address specified in the Trust Agreement specifying the name and notice address of the Fiscal Agent. From and after the date of receipt of such notice by the Trustee, (i) copies of all notices and documents required to be delivered to the Certificate Guaranty Insurer pursuant to this Policy shall be simultaneously delivered to the Fiscal Agent and to the Certificate Guaranty Insurer and shall not be deemed Received until Received by both and (ii) all payments required to be made by the Certificate Guaranty Insurer under this Policy may be made directly by the Certificate Guaranty Insurer or by the Fiscal Agent on behalf of the Certificate Guaranty Insurer. The Fiscal Agent is the agent of the Certificate Guaranty Insurer only and the Fiscal Agent shall in no event be liable to any Holder for any acts of the Fiscal Agent or any failure of the Certificate Guaranty Insurer to deposit, or cause to be deposited, sufficient funds to make payments due under this Policy.

                  6. Waiver of Defenses. To the fullest extent permitted by applicable law, the Certificate Guaranty Insurer agrees not to assert, and hereby waives, for the benefit of each Holder, all rights (whether by counterclaim, setoff or otherwise) and defenses (including, without limitation, the defense of fraud), whether acquired by subrogation, assignment or otherwise, to the extent that such rights and defenses may be available to the Certificate Guaranty Insurer to avoid payment of its obligations under this Policy in accordance with the express provisions of this Policy.

                  7. Notices. All notices to be given hereunder shall be in writing (except as otherwise specifically provided herein) and shall be mailed by registered mail or personally delivered or telecopied to the Certificate Guaranty Insurer as follows:

                           [CERTIFICATE GUARANTY INSURER]
                           [ADDRESS]
                           Attention: [                    ]
                           Telecopy No.:[(   )   -    ]
                           Confirmation:[(   )   -    ]

The Certificate Guaranty Insurer may specify a different address or addresses by writing mailed or delivered to the Trustee.

                  8. Priorities. In the event any term or provision of the face of this Policy is inconsistent with the provisions of this Endorsement, the provisions of this Endorsement shall take precedence and shall be binding.

                  9. Exclusions From Insurance Guaranty Funds. [This Policy is not covered by the Property/Casualty Insurance Security Fund specified in
Article 76 of the New York Insurance Law.] [This Policy is not covered by the Florida Insurance Guaranty Association created under Part II of Chapter 631 of the Florida Insurance Code.] [In the event the Certificate Guaranty Insurer were to become insolvent, any claims arising under this Policy are excluded from coverage by the California Insurance Guaranty Association, established pursuant to Article 14.2 of Chapter 1 of Part 2 of Division 1 of the California Insurance Code.]

                  10. Surrender of Policy. The Holder shall surrender this Policy to the Certificate Guaranty Insurer for cancellation upon expiration of the Term of this Policy.

                  IN WITNESS WHEREOF, the Certificate Guaranty Insurer has caused this Endorsement No. 1 to be executed by its Authorized Officer.

                                      [CERTIFICATE GUARANTY INSURER]


                                       By
                                            Authorized Officer

                                                                      Exhibit A
                                                               To Endorsement 1


                         NOTICE OF CLAIM AND CERTIFICATE



[CERTIFICATE GUARANTY INSURER]
[ADDRESS]


                  The undersigned, a duly authorized officer of [ ] (the "Trustee"), hereby certifies to [CERTIFICATE GUARANTY INSURER] (the "Certificate Guaranty Insurer"), with reference to Financial Guaranty Policy No. [ ] dated [ ] (the "Policy") issued by the Certificate Guaranty Insurer in respect of the Saxon Asset Securities Company Asset Backed Certificates, Series 199[_]-[_], Class [ ] Certificates (the "Certificates"), that:

                  (i) The Trustee is the Trustee under the Trust Agreement for the Holders.

                  (ii) The sum of all amounts on deposit (or scheduled to be on deposit) in the Asset Proceeds Account and available for distribution to the Holders of the Certificates pursuant to the Trust Agreement will be $[ ] (the "Shortfall") less than the Guaranteed Distributions with respect to the Distribution Date.

                  (iii) The Trustee is making a claim under the Policy for the Shortfall to be applied to distributions of principal or interest or both with respect to the Certificates.

                  (iv) The Trustee agrees that, following receipt of funds from the Certificate Guaranty Insurer, it shall (A) hold such amounts in trust and apply the same directly to the payment of Guaranteed Distributions on the Certificates when due; (B) not apply such funds for any other purpose; (C) not commingle such funds with other funds held by the Trustee and (D) maintain an accurate record of such payments with respect to each Certificate and the corresponding claim on the Policy and proceeds thereof and, if the Certificate is required to be surrendered for such payment, shall stamp on each such Certificate the legend "$ [ ] paid by the Certificate Guaranty Insurer and the balance hereof has been canceled and reissued" and then shall deliver such Certificate to the Certificate Guaranty Insurer.

                  (v) The Trustee, on behalf of the  Certificateholders,  hereby assigns to the Certificate Guaranty Insurer the rights of the Certificateholders with respect to the Trust Estate to the extent of any payments under the Policy, including, without limitation, any amounts due to the Certificateholders in respect of securities law violations arising from the offer and sale of the Trust Estate. The foregoing assignment is in addition to, and not in limitation of, rights of subrogation otherwise available to the Certificate Guaranty Insurer in respect of such payments. The Trustee shall take such action and deliver such instruments as may be reasonably requested or required by the Certificate Guaranty Insurer to effectuate the purpose or provisions of this clause (v).

                  (vi) The Trustee, on its behalf and on behalf of the Certificateholders, hereby appoints the Certificate Guaranty Insurer as agent and attorney-in-fact for the Trustee and each such Certificateholder in any legal proceeding with respect to the Trust Fund. The Trustee hereby agrees the Certificate Guaranty Insurer may at any time during the continuation of any proceeding by or against the Seller under the United States Bankruptcy Code or any applicable bankruptcy, insolvency,

                                       A-1





         receivership, rehabilitation or similar law (an "Insolvency Proceeding") direct all matters relating to such Insolvency Proceeding, including without limitation, (A) all matters relating to any claim in connection with an Insolvency Proceeding seeking the avoidance as a preferential transfer of any payment with respect to the Trust Fund (a "Preference Claim"), (B) the direction of any appeal of any order relating to any Preference Claim at the expense of the Certificate Guaranty Insurer and (C) the posting of any surety, supersedeas or performance bond pending any such appeal. In addition, the Trustee hereby agrees that the Certificate Guaranty Insurer shall be subrogated to, and the Trustee on its behalf and on behalf of each Certificateholder, hereby delegates and assigns, to the fullest extent permitted by law, the rights of the Trustee and each Certificateholder in the conduct of any Insolvency Proceeding, including, without limitation, all rights of any party to an adversary proceeding or action with respect to any court order issued in connection with any such Insolvency Proceeding.

                  (vii) Payment should be made by wire transfer directed to the Policy Payments Account.

                  Capitalized terms used in this Notice of Claim and Certificate and not otherwise defined herein shall have the meanings provided in the Policy unless the context shall otherwise require.



                                       A-2




                  IN WITNESS WHEREOF, the Trustee has executed and delivered this Notice of Claim and Certificate as of the [ ] day of [ ], 199[_].

                                        [TRUSTEE], as Trustee


                                         By

                                         Its

- -------------------------------------------------------------------------------

For the Certificate Guaranty Insurer or Fiscal Agent Use Only


Wire transfer sent  [            ] by  [            ]
Confirmation Number  [            ]





                                       A-3